Exhibit 99.1

Talkspace Announces Fourth Quarter and Full Year 2025 Results

4Q 2025 total revenue grew 29% year-over-year to $63.0 million

4Q 2025 net income of $4.8 million and adjusted EBITDA1 of $6.6 million

Full-year 2025 total revenue grew 22% year-over-year to $228.9 million

Full-year 2025 net income of $7.8 million

Full-year 2025 adjusted EBITDA1 grew 127% year-over-year to $15.8 million

NEW YORK, New York - February 19, 2026 – Talkspace, Inc. (“Talkspace” or the “Company”) (NASDAQ: TALK), today reported fourth quarter and full year 2025 financial results.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	Results	% Variance from Prior Year	Results	% Variance from Prior Year
(In thousands unless otherwise noted)	Unaudited		Unaudited
Number of completed Payor sessions	449.7	36%	1,617.0	32%
Number of unique active Payor members	124.1	30%	N/A	N/A

Total revenue	$62,998	29%	$228,871	22%
Total costs and operating expenses	$59,169	23%	$225,719	18%
Net income	$4,765	293%	$7,793	579%
Adjusted EBITDA (1)	$6,566	147%	$15,772	127%
Cash and cash equivalents at year-end	$37,352	—	$37,352	—
Short-term marketable securities at year-end	$55,234	—	$55,234	—
(1)
Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of GAAP Results to Non-GAAP Results.”

Dr. Jon Cohen, CEO of Talkspace, said, “Talkspace concluded 2025 with strong momentum, driven by a record fourth quarter where we successfully prioritized network curation, product innovation, and deeper payor integrations. These strategic initiatives delivered 29% year-over-year growth with $63.0 million quarterly revenue and a 22% year-over-year increase in total annual revenue to $228.9 million. With our proprietary AI agent now in active beta and set to launch later this year, we are well-positioned to deliver sustainable growth and long-term value in 2026.”

Fourth Quarter 2025 Key Performance Metrics

•
Revenue increased 29% over the prior-year period to $63.0 million, driven by a 41% year-over-year increase in Payor revenue, partially offset by a 30% year-over-year decline in Consumer revenue.
•
Cost of revenue, excluding depreciation and amortization, increased 33% over the prior-year period to $36.1 million, driven by a higher number of completed Payor sessions.
•
Total costs and operating expenses were $59.2 million, an increase of 23% year-over-year, primarily due to an increase in cost of revenue, excluding depreciation and amortization.
•
Net income was $4.8 million, an increase of 293% over the prior-year period, primarily driven by an increase in revenue, partially offset by an increase in cost of revenue, excluding depreciation and amortization.
•
Adjusted EBITDA was $6.6 million, an improvement from $2.7 million adjusted EBITDA in the fourth quarter of 2024, primarily driven by an increase in revenue, partially offset by an increase in cost of revenue, excluding depreciation and amortization.

Full Year 2025 Key Performance Metrics

•
Revenue increased 22% over the prior-year to $228.9 million, driven by a 38% year-over-year increase in Payor revenue, partially offset by a 30% year-over-year decline in Consumer revenue.
•
Cost of revenue, excluding depreciation and amortization, increased 29% over the prior-year to $130.5 million, driven by a higher number of completed Payor sessions.
•
Total costs and operating expenses were $225.7 million, an increase of 18% year-over-year, primarily due to an increase in cost of revenue, excluding depreciation and amortization.
•
Net income was $7.8 million, an increase of 579% over the prior-year, primarily driven by an increase in revenue, partially offset by an increase in cost of revenue, excluding depreciation and amortization.
•
Adjusted EBITDA was $15.8 million, an improvement from $7.0 million adjusted EBITDA in 2024, primarily driven by an increase in revenue, partially offset by an increase in cost of revenue, excluding depreciation and amortization.

Financial Guidance

The following guidance is based on current market conditions and expectations, and the information available to the Company today. For 2026 Talkspace expects:

•
Revenue to be in the range of $275 million to $290 million
•
Adjusted EBITDA to be in the range of $30 million to $35 million

Conference Call, Presentation Slides, and Webcast Details

The Fourth Quarter 2025 earnings conference call and webcast will be held Thursday, February 19, 2026, at 8:30 a.m. E.T. The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (800) 225-9448 for U.S. participants, or +1 (203) 518-9708 for international participants, and referencing conference ID: TALKQ425. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall health and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Most Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com.

For Investors:

ICR Westwicke

TalkspaceIR@westwicke.com

For Media:

press@talkspace.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “will,” or “would,” the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) rapid technological change in our industry; (ii) our ability to secure clients' contract renewals; (iii) our ability to maintain and expand our network of therapists, psychiatrists and other providers; (iv) a decline in the prevalence of enterprise-sponsored healthcare or the emergence of new technologies may adversely impact our DTE business; (v) if our or our vendors’ security measures fail or are breached; (vi) changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; and (vii) the other factors, risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2025, subsequent quarterly reports on Form 10-Q and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Consolidated Income Statements

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
(in thousands, except percentages, share and per share data)	Unaudited	Unaudited		Unaudited
Revenue:
Payor revenue	$47,663	$33,847	40.8	$171,518	$124,339	37.9
DTE revenue	11,634	9,555	21.8	39,880	38,466	3.7
Consumer revenue	3,701	5,318	(30.4)	17,473	24,788	(29.5)
Total revenue	62,998	48,720	29.3	228,871	187,593	22.0
Costs and operating expenses:
Cost of revenue, excluding depreciation and amortization	36,075	27,075	33.2	130,522	101,311	28.8
Research and development	2,357	2,232	5.6	9,544	10,280	(7.2)
Clinical operations, net	1,793	1,740	3.0	7,208	6,542	10.2
Sales and marketing	12,380	11,990	3.3	53,803	50,525	6.5
General and administrative	5,743	4,907	17.0	21,767	22,573	(3.6)
Depreciation and amortization	821	207	296.6	2,875	859	234.7
Total costs and operating expenses	59,169	48,151	22.9	225,719	192,090	17.5
Income (loss) from operations	3,829	569	572.9	3,152	(4,497)	*
Financial income, net	(1,286)	(616)	108.8	(5,215)	(5,739)	(9.1)
Income before income taxes	5,115	1,185	331.6	8,367	1,242	573.7
Income tax expense (benefit)	350	(29)	*	574	94	510.6
Net income	$4,765	$1,214	292.5	$7,793	$1,148	578.8
Net income per share:
Basic	$0.03	$0.01	200.0	$0.05	$0.01	400.0
Diluted	$0.03	$0.01	200.0	$0.04	$0.01	300.0
Weighted average shares used to compute net income per share:
Basic	166,001,374	169,202,561		167,089,060	168,906,900
Diluted	171,866,106	176,711,336		173,648,431	176,495,872

* Percentage not meaningful.

Talkspace, Inc.

Consolidated Statements of Comprehensive Income

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
(in thousands)	Unaudited	Unaudited		Unaudited
Net income	$4,765	$1,214	292.5	$7,793	$1,148	578.8
Other comprehensive income (loss):
Change in unrealized gain (loss) on marketable debt securities	(4)	2	*	55	2	*
Total other comprehensive income (loss)	(4)	2	*	55	2	*
Total comprehensive income	$4,761	$1,216	291.5	$7,848	$1,150	582.4

* Percentage not meaningful.

Talkspace, Inc.

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
(in thousands)	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,352	$76,692
Marketable securities	55,234	41,118
Accounts receivable, net	16,061	9,643
Other current assets	2,415	2,729
Total current assets	111,062	130,182
Fixed assets, net	15,794	6,259
Goodwill	3,318	—
Other long-term assets	4,689	2,236
Total assets	$134,863	$138,677
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,501	$7,710
Accrued expenses and other current liabilities	6,672	8,031
Deferred revenue	2,223	3,282
Total current liabilities	17,396	19,023
Other long-term liabilities	452	2,259
Total liabilities	17,848	21,282
STOCKHOLDERS’ EQUITY:
Common stock	17	17
Additional paid-in capital	378,384	386,612
Accumulated deficit	(261,443)	(269,236)
Accumulated other comprehensive income	57	2
Total stockholders’ equity	117,015	117,395
Total liabilities and stockholders’ equity	$134,863	$138,677

Talkspace, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2025	2024
(in thousands)	Unaudited
Cash flows from operating activities:
Net income	$7,793	$1,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,875	859
Accretion of discount on marketable securities	(856)	(417)
Stock-based compensation	8,445	9,173
Remeasurement of warrant liabilities	(1,491)	(152)
(Increase) decrease in accounts receivable, net	(6,418)	531
Decrease in other current assets	405	2,989
Increase in accounts payable	791	1,599
(Decrease) increase in deferred revenue	(1,182)	213
Decrease in accrued expenses and other current liabilities	(1,644)	(4,437)
Other	(184)	(219)
Net cash provided by operating activities	8,534	11,287
Cash flows from investing activities:
Purchases of marketable securities	(49,344)	(40,701)
Proceeds from maturities of marketable securities	36,084	—
Capitalized internal-use software costs	(10,641)	(5,443)
Acquisition of business, net of cash acquired	(4,904)	—
Other	(72)	(171)
Net cash used in investing activities	(28,877)	(46,315)
Cash flows from financing activities:
Proceeds from exercise of stock options	913	2,010
Payments for employee taxes withheld related to vested stock-based awards	(2,707)	(3,195)
Repurchase of common stock for retirement	(17,203)	(11,003)
Net cash used in financing activities	(18,997)	(12,188)

Net decrease in cash and cash equivalents	(39,340)	(47,216)
Cash and cash equivalents at beginning of the year	76,692	123,908
Cash and cash equivalents at end of the year	$37,352	$76,692

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to income (loss) before income taxes, net income (loss), income (loss) per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net income, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation of adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net income adjusted to exclude (i) depreciation and amortization, (ii) stock-based compensation expense, (iii) financial income, net, (iv) income tax expense (benefit), and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of GAAP Results to Non-GAAP Results

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(in thousands)
Net income	$4,765	$1,214	$7,793	$1,148
Add:
Depreciation and amortization	821	207	2,875	859
Stock-based compensation	1,916	1,883	8,445	9,173
Financial income, net	(1,286)	(616)	(5,215)	(5,739)
Income tax expense (benefit)	350	(29)	574	94
Non-recurring expenses (1)	—	—	1,300	1,427
Adjusted EBITDA	$6,566	$2,659	$15,772	$6,962

(1)
For the year-ended December 31, 2025, non-recurring expenses primarily consisted of acquisition related expenses and severance costs related to the departure of a key executive of the Company. For the year-ended December 31, 2024, non-recurring expenses primarily consisted of severance costs related to the departure of key executives of the Company and other related costs.